SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                    Harrodsburg First Financial Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

             [Harrodsburg First Financial Bancorp, Inc. Letterhead]
                         104 S Chiles St., P.O. Box 384
                             Harrodsburg, KY 40330


December 22, 1998


Dear Fellow Stockholder:


         On behalf of the Board of Directors and management of Harrodsburg First Financial Bancorp, Inc., (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at the office of the Company and its wholly owned subsidiary, First Federal Savings Bank of Harrodsburg at 104 South Chiles Street, Harrodsburg, Kentucky on January 25, 1999, at 2:00 p.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, the President and Chief Executive Officer, Jack D. Hood, will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Miller, Mayer, Sullivan & Stevens, LLP, certified public accountants, will be present to respond to any questions stockholders may have.

         The matters to be considered by stockholders at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT.


                                   Sincerely,


                                   /s/ Jack D. Hood
                                   ----------------------------
                                       Jack D. Hood
                                       President

--------------------------------------------------------------------------------
                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620
                                 (606) 734-5452
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--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on January 25, 1999
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Harrodsburg First Financial Bancorp, Inc. (the "Company"), will be held at the office of the Company and its wholly owned subsidiary, First Federal Savings Bank of Harrodsburg, at 104 South Chiles Street, Harrodsburg, Kentucky on January 25, 1999, at 2:00 p.m., local time. A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon the following matters:

1.       The election of three directors of the Company;

2. The ratification of the appointment of Miller, Mayer, Sullivan & Stevens LLP as independent auditors of the Company for the fiscal year ending September 30, 1999; and

3. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on December 8, 1998 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Debbie C. Roach
                                       -----------------------------------
                                           Debbie C. Roach
                                           Secretary

Harrodsburg, Kentucky
December 22, 1998


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 25, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harrodsburg First Financial Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the office of the Company and First Federal Savings Bank of Harrodsburg, (the "Bank") at 104 South Chiles Street, Harrodsburg, Kentucky on January 25, 1999, at 2:00 p.m., local time (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about December 22, 1998. The Company acquired all of the outstanding stock of the Bank issued in connection with the Bank's mutual-to-stock conversion on September 29, 1995 (the "Conversion").

         At the Meeting, stockholders will consider and vote upon (i) the election of three directors; and (ii) the ratification of the appointment of Miller, Mayer, Sullivan & Stevens LLP as independent auditor of the Company for the fiscal year ending September 30, 1999. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

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                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, executed proxies will be voted "FOR" the nominees for directors set forth below and "FOR" the other listed proposals. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on December 8, 1998 (the "Record Date"), are entitled to one vote for each share of common stock of the Company (the "Common Stock") then held. As of the Record Date, the Company had 1,882,918 shares of Common Stock issued and outstanding.

         The certificate of incorporation of the Company ("Certificate of Incorporation") provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Certificate of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as such terms are defined in the Certificate of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership plan or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. Any shares voted by a broker will be considered present for purposes of determining whether a quorum is present as to all matters submitted for approval of the stockholders. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to Proposal I - the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

         As to Proposal II as set forth herein and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Unless otherwise required by law, such matters shall be determined by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote without regard to broker non-votes. Proxies marked "ABSTAIN" will be considered present and entitled to vote and will have the effect of a vote "AGAINST".

         As to other matters that may properly come before the Annual Meeting, unless otherwise provided in the Articles of Incorporation or Bylaws of the Company or by statute, a majority of these votes cast by shareholders shall be sufficient to pass on a matter.

         The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Annual Meeting, including matters of which the registrant did not receive notice until after November 7, 1998.


         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, persons or groups who own more than 5% of the Common Stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Record Date.

                                                                                Percent of Shares of
                                                     Amount and Nature of            Common Stock
Name of Beneficial Owner                             Beneficial Ownership            Outstanding
------------------------                             --------------------       --------------------
First Federal Savings Bank of Harrodsburg
Employee Stock Ownership Plan Trust                      174,570(1)                       9.27%
104 South Chiles Street
Harrodsburg, Kentucky

----------------------------------
(1)      Held directly for the benefit of employees of the Bank.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Company's review of such ownership reports, to the Company's knowledge, no officer, director, or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended September 30, 1998.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Certificate of Incorporation requires that the Board of Directors be divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the stockholders of the Company for staggered three-year terms, or until their successors are elected and qualified. The Board of Directors currently consists of six members. Two directors will be elected at the Meeting to serve three-year terms and one director will be elected to serve a one-year term or until their successors have been elected and qualified.

         Elwood Burgin, Wickliffe T. Asbury, Sr. and W. Dudley Shryock have been nominated by the Board of Directors to serve as directors. Messrs. Burgin and Asbury are currently members of the Board and have been nominated for three-year terms to expire in 2002 and Mr. Shryock who was appointed to the board during 1998 to fill a vacancy has been nominated for a one-year term to expire in 2000. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why a nominee might be unavailable to serve.

         The following table sets forth the nominees and the directors continuing in office, their name, age, the year they first became a director of the Company or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Record Date. Each director of the Company is also a member of the Board of Directors of the Bank.

                                                                                             Shares of
                                                                                           Common Stock
                                                    Year First           Current           Beneficially
                                                    Elected or           Term to               Owned             Percent
Name                                Age(1)         Appointed(2)          Expire                 (3)              of Class
----                                ------         ------------          -------           ------------          --------

                                                         BOARD NOMINEES FOR TERM TO EXPIRE IN 1999
Elwood Burgin                         87               1961                1999               19,400(4)                1.03

Wickliffe T. Asbury, Sr.              47               1989                1999               12,457                      *

                                                         BOARD NOMINEE FOR TERM TO EXPIRE IN 2000
W. Dudley Shryock (5)                 42               1998                1999                3,200(4)                   *

                                                              DIRECTORS CONTINUING IN OFFICE
Jack D. Hood                          49               1976                2000               43,792                  2.33%

Jack L. Coleman, Jr.                  44               1991                1998               27,316(4)               1.45%

Thomas Les Letton                     46               1985                2001               19,995(4)               1.06%

All executive officers and
directors as a group
(9 persons)                                                                                  186,764                  9.92%

-------------------
(1)      At September 30, 1998.
(2) Refers to the year the individual first became a director of the Company or the Bank. All directors of the Bank during June 1995 became directors of the Company when it was incorporated in June 1995.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust, and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(4) Excludes 151,294 unallocated shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") for which such individual serves as a member of the ESOP Committee or Trustee Committee and has shared voting power. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. As of the Record Date, 23,276 shares have been allocated under the ESOP to participant accounts. See "Director and Executive Officer Compensation - Benefits - Employee Stock Ownership Plan."
(5) Mr. Shryock was appointed to the board on February 16, 1998, to fill the vacancy created by the death of Mr. Coleman, Sr.
*        Less than 1.0%.

Biographical Information

         The business experience of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         Wickliffe T. Asbury, Sr. is a Vice President and Director of the Company and has been with the Bank since 1974. Mr. Asbury is also a member of the Anderson County Habitat For Humanity and the Finance Committee for Lawrenceburg-Anderson County Community Park.

         Elwood Burgin has been a director of the Bank since 1961. Prior to his retirement in 1983, Mr. Burgin was self employed as a road contractor and the owner of Mercer Stone and the Laura Coal Company.

         Jack L. Coleman, Jr. has been a director of the Bank since 1991. Mr. Coleman has been a partner and majority stockholder of Coleman's Lumber Yard for 27 years. He has also been a member of the Kentucky House of Representatives for 7 years. Mr. Coleman is a member of the Mercer County Chamber of Commerce.

         Jack D. Hood is the President, Chief Executive Officer and a director of the Company and has been with the Bank since 1971. Mr. Hood is also Treasurer of the Mercer County Extension Office. He is a member of the Harrodsburg Rotary Club and a past Director of the Kentucky League of Savings Institutions. He is also a past President of Financial Institution Services of Kentucky.

         Thomas Les Letton has been a director of the Bank since 1985. He is also the President of The Letton Company, Inc., a real estate investment company, Thomas Travel, Inc., a travel agency, and Old Bridge, Inc., a golf course and development company, all located in Danville, Kentucky. He is also the secretary of W.F.L., Inc. and affiliates which owns twelve Papa Johns Pizza franchises.

         W. Dudley Shryock has been a director of the Bank since 1998. Mr. Shryock is a certified public accountant practicing in Lawrenceburg, Kentucky.

         Charles W. Graves, Jr. is a Vice President of the Company and has been with the Bank since 1974. Mr. Graves currently serves as Treasurer of the Mercer County Senior Citizens, Inc., Finance Committee Chairman for the Harrodsburg Baptist Church and Director of the United Way of Mercer County. Mr. Graves is also a member of the Mercer County Homebuilders Association and a member and Past President of the Harrodsburg Lions Club.

         Teresa W. Noel is the Treasurer of the Company and has been with the Bank since 1975, and has been an officer since 1989. Ms. Noel is active in the Harrodsburg High School Band Boosters.

         Debbie C. Roach is the Secretary of the Company and has been with the Bank since 1970, and an officer since 1979.

Meetings and Committees of the Board of Directors

         The Company's Board of Directors conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the year ended September 30, 1998, the Board of Directors held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended September 30, 1998.

         The Executive Committee is comprised of Directors Hood, Coleman, Jr., Letton and Asbury, Sr. and possesses the power of the full Board of Directors. The Executive Committee meets on an as needed basis to act on corporate matters which require attention between regular board meetings. The executive committee did not meet during fiscal 1998.

         The Nominating Committee meets annually for the purpose of nominating the directors of the Company. The Nominating Committee for this election consisted of Messrs. Letton, Coleman, Jr. and Hood. While the Nominating Committee will consider nominees recommended by the stockholders, it has neither actively solicited recommendations from stockholders nor established any procedures for this purpose.

         The Salary Committee is comprised of Directors Letton and Coleman, Jr. The committee meets to review salaries and performance of officers and employees and recommends compensation adjustments and promotions. The committee met once in fiscal 1998.

         The Audit Committee is comprised of the entire board of directors. The audit committee meets once a year before a regular board meeting with the auditors of the Company.

         The Loan Committee meets as needed to review and approve or disapprove loans in excess of the delegated lending limits set by the Board. The loan committee is comprised of Directors Hood, Letton, Coleman, Jr., Asbury, Sr., and Shryock.

Director Compensation

         Each member of the Board of Directors of the Bank receives a fee of $750 per month. Separate board fees are not paid by the Company. No additional fees are paid for committee meetings. For the fiscal year ended September 30, 1997, fees paid to all directors totaled approximately $51,750, all of which were paid by the Bank.

         In addition, directors have been awarded stock options pursuant to the 1996 Stock Option Plan and may receive restricted stock pursuant to the Restricted Stock Plan.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Company. No executive officer of the Company had a salary and bonus during the fiscal year ended September 30, 1998 that exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

                                                  Annual Compensation
                               ------------------------------------------------------           Long-Term
                                                                                              Compensation
                                                                                                Awards(2)
                                                                                              ------------
                                                                      Other Annual       Securities Underlying       All Other
Name and Principal Position        Year      Salary       Bonus      Compensation(1)       Options/SARS (#)       Compensation(3)
---------------------------        ----      ------       -----      ---------------     ---------------------    ---------------
Jack D. Hood                       1998      $88,680        --            $9,000                  30,000              $1,465
President and                      1997       83,715        --             9,000                      --               1,324
  Chief Executive Officer          1996       79,575        --             9,000                      --               1,099

------------------
(1)      Constitutes director fees.
(2) Awarded pursuant to 1996 Stock Option Plan. Awards vest 20% annually beginning January 27, 1998. Options are exercisable at $16.50 per share. At September 30, 1998 the closing price of the Common Stock was $15.125 per share.
(3) 401(k) matching contributions made by the Company. ESOP Allocations - Based on FMV of shares allocated at end of year.

         Employment Agreements. In 1995, the Bank entered into employment agreements with Jack D. Hood, President, Chief Executive and Managing Officer of the Bank and Wickliffe T. Asbury, Sr., Vice President of the Bank (the "Agreements"). The Agreements have a term of three years, expiring in 2001. Mr. Hood's base compensation under the agreement is currently $88,680. The Agreements will be reviewed at least annually by the Board of Directors. The Agreements provide a disability benefit of 100% of compensation for a period of one year and 65% thereafter for the remaining term of the Agreements reduced by other disability benefits furnished by the Bank. The Agreements may be terminated by the Bank for "just cause" as is defined in the Agreements. If the Bank terminates Messrs. Hood or Asbury, Sr. without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the Agreement. In the event of termination of employment in connection with any change in control of the Bank, Messrs. Hood and Asbury, Sr. will be paid in a lump sum an amount equal to 2.99 times his average compensation paid during the prior five years. In the event of a change in control and termination of employment had occurred at September 30, 1998, Messrs. Hood and Asbury, Sr. would have been entitled to an aggregate lump sum payment of approximately $491,345. The aggregate payments under such provisions would be an expense to the Bank, thereby reducing net income by that amount. The Agreements may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion.

         Severance Agreements. The Bank entered into severance agreements with Charles W. Graves, Jr., Vice President, Debbie C. Roach, Secretary and Teresa W. Noel, Treasurer (collectively, the "Officers"). The severance agreements are for terms of three years ending in 2001. The agreements may be terminated by the Bank for "just cause" as defined in the agreements. The agreements contain a provision stating that in the event of termination of employment in connection with any change in control of the Bank, the employee will be paid a lump sum amount equal to 1.50 times the employee's salary. In the event of a change in control of the Bank and termination of employment at September 30, 1998, the Officers as a group would have been entitled to an aggregate lump sum payment of approximately $219,600. The aggregate payments under such provisions would be an expense to the Bank, thereby reducing net income by that amount. The agreements will be reviewed annually by the Board of Directors and can be extended for additional one-year periods upon a determination of satisfactory performance within the Board's sole discretion.

         Stock Option Plan. The Company has established the 1996 Stock Option Plan (the "Option Plan"). The Company has reserved 200,000 shares for issuance under the Option Plan. Officers, directors, key employees and other persons are eligible to participate in the Option Plan. The Option Plan is administered by a committee of outside directors (the "Option Committee"). The Option Plan authorizes the grant of (i) options to purchase Company Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify ("non-statutory options"). Authorized but unissued shares or treasury shares may be used to satisfy an exercise of an option under the Option Plan, resulting in an increase in the number of shares outstanding, which will have a dilutive effect on the holdings of existing stockholders.

         Incentive stock options granted in connection with the Incentive Option Plan may not be exercisable more than three months after the date on which the optionee ceases to perform services for the Bank or the Company, except that in the event of disability or death, in which case options may be exercisable for up to one year and two years, respectively, thereafter. Options become immediately exercisable upon a change in control. An award of options under the Option Plan shall not be transferable by the optionee other than by will or the laws of descent and distribution.

         Options awarded to employees, officers, and directors become first exercisable at a rate of 20% annually commencing on the date of grant, except upon the death or disability of the Optionee, or upon a change in control of the Company. In the event of the death or disability of an Optionee, or a change in control, the options granted to such Optionee shall become immediately exercisable without regard to any vesting schedule.

         The exercise price for the purchase of Common Stock subject to an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock covered by the Option on the date of grant of such Option. For purposes of determining the Fair Market Value of the Common Stock, the exercise price per share of the Option shall be not less than the mean between the last bid and ask price on the date the Option is granted or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the exercise price per share shall be determined in good faith by the Option Committee. The Option Committee may impose additional conditions upon the right of an Optionee to exercise any Option granted hereunder which are not inconsistent with the terms of the Option Plan or the requirements for qualification as an Incentive Stock Option, if such Option is intended to qualify as an incentive stock option.


                 Aggregated Option Exercises in Last Fiscal Year
                 -----------------------------------------------

                                                                                                             Value of
                                                                          Number of                  Exercisable/Unexercisable
                                                                  Exercisable/Unexercisable                In-the-money
                        Shares Acquired            Value                 Options at                         Options at
Name                    on Exercise (#)          Realized            Fiscal Year-End(#)                  Fiscal Year-End($)
----                    ---------------          --------         -------------------------          -------------------------
Jack D. Hood                  --                    --                   12,000/18,000                        -- / --


         Restricted Stock Plan. The Company has established the Restricted Stock Plan ("RSP") as a method of providing directors, officers and employees in key management positions with a proprietary interest in the Company in a manner designed to encourage such directors, officers and employees to remain in the employment or service of the Company. The Bank contributed sufficient funds to allow a trust (the "RSP Trust") to acquire 85,000 shares of Common Stock in the open market.

         The committee of the Board of Directors of the Company (the "RSP Committee") administers the RSP and determines which eligible employees will be granted plan share awards ("RSP Awards"). Under the RSP, RSP Awards will be made primarily to directors, officers or key management employees in the form of shares of Common Stock held by the RSP Trust.

         The RSP Committee shall grant RSP Awards to directors, officers and eligible employees at their discretion. RSP Awards are non-forfeitable. Recipients of the RSP Awards will earn (i.e., become vested in) over a period of time the shares of Common Stock covered by the Awards. Twenty percent (20%) of such awards shall be earned and non-forfeitable on the one year anniversary of the date of grant of such awards, and 20% annually thereafter, provided that the recipient of the award remains an employee, director or Director Emeritus during such period. RSP Awards will be 100% vested upon termination of employment due to death, disability, or following a change in control of the Bank or the Company.

         When shares become vested and are distributed in accordance with the RSP, the recipients will also receive amounts equal to accumulated dividends (if any) with respect thereto. Recipients of RSP Awards may direct the voting of shares of Common Stock earned by them. Shares of Common Stock held by the RSP Trust which have not been earned are voted by the trustee as directed by the RSP Committee.

         Vested shares are distributed to recipients as soon as practicable following the date on which they are earned. When shares of Common Stock are distributed, the recipient is deemed to receive ordinary income equal to the fair market value of such shares at the date of distribution and the Company may be allowed a commensurate compensation expense deduction for income tax purposes. Any unearned shares will be returned to the pool of plan shares with respect to which additional RSP Awards may be granted.

Compensation Committee Interlocks and Insider Participation

         The Salary Committee consists of non-employee Directors Letton and Coleman, Jr.

Report of the Salary Committee on Executive Compensation

         During the year ended September 30, 1998, the executive officers of the Company consisted of Mr. Jack D. Hood (President), Mr. Wickliffe T. Asbury, Sr. (Vice President), Mr. Charles W. Graves, Jr. (Vice President), Ms. Teresa W. Noel (Treasurer) and Ms. Debbie C. Roach (Secretary).

         The Salary Committee meets annually to review compensation paid to executive officers and to determine the compensation levels for all officers. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Bank's market area, including institutions with total assets of between $50 million and $150 million. Although the Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Bank, the Committee does consider the overall profitability of the Bank when making these decisions. With respect to each particular employee, his or her particular contributions to the Bank over the past year are also evaluated. With the approval of the Option Plan and the RSP, the Committee is able to align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

         During the year ended September 30, 1998, Jack D. Hood, President and CEO received an increase in salary from $83,715 to $88,680. The Committee will consider the annual compensation paid to the presidents and chief executive officers of financial institutions with assets of between $50 million and $150 million nationally, in the Commonwealth of Kentucky and surrounding states, as well as the individual job performance of Mr. Hood in consideration of his level of compensation.

         Salary Committee:

                  Thomas Les Letton
                  Jack L. Coleman, Jr.

Benefits

         Employee Stock Ownership Plan. The Bank has established an employee stock ownership plan (the "ESOP") for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service with the Bank or its subsidiary and have attained the age 21.

         The ESOP is funded by contributions made by the Bank in cash or the Common Stock. Benefits may be paid either in shares of the Common Stock or in cash. In accordance with the Plan, the ESOP borrowed funds from the Company to purchase 174,570 shares of the Common Stock issued in the Conversion. This loan is secured by the shares purchased and earnings of ESOP assets. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Bank's financial reporting expense for the ESOP for the year ended September 30, 1998 was $198,430. It is anticipated that all such contributions shall be tax-deductible. This loan is expected to be fully repaid in approximately 15 years.

         Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of total compensation, excluding bonuses. All participants must be employed at least 1,000 hours in a plan year in order to receive an allocation. Participant benefits become 100% vested after five years of service. Employment prior to the adoption of the ESOP shall count toward vesting. Vesting will be accelerated upon retirement, death, disability, change in control of the Company, or termination of the ESOP. Forfeitures will be reallocated to participants on the same basis as other contributions in the plan year. Benefits may be payable in the form of a lump sum upon retirement, death, disability or separation from service. The Bank's contributions to the ESOP are discretionary and may cause a reduction in other forms of compensation. Therefore, benefits payable under the ESOP cannot be estimated.

         The Board of Directors has appointed Directors Burgin, Shryock, Coleman, Jr. and Letton to the ESOP Committee to administer the ESOP. Directors Burgin, Shryock, Coleman, Jr. and Letton also serve as the ESOP Trustees. The Board of Directors or the ESOP Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the Board of Directors or the ESOP Committee, subject to the Trustees' fiduciary duties.

         Pension Plan. The Bank sponsors a tax-qualified defined benefit pension plan (the "Pension Plan"). All full-time employees of the Bank are eligible to participate after 1 year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of qualifying service. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). Upon termination at or after age 65 and completion of 25 or more years of service, the annual retirement benefit would be determined based upon 40% times the average of the Five Year Highest Salary. Retirement benefits may be paid after age 55, in which case such benefits shall be reduced by an early retirement factor. Retirement benefits at age 65 with less than 25 years of service are also reduced proportionately. This benefit may be reduced in the future as allocations under the ESOP are made.

         If a participant elects early retirement (age 55), the participant receives a reduced monthly benefit. If a participant elects late retirement, the participant receives an increased monthly benefit. Benefits are paid for the life of the participant following retirement. The Pension Plan also provides for payments in the event of death. At September 30, 1998, Mr. Hood had 27 years of credited service under the Pension Plan. At September 30, 1998, the monthly benefit payable to Mr. Hood at normal retirement age would have been $36,000. Total pension expense for the fiscal years ended September 30, 1998, 1997 and 1996, amounted to $0, $0 and $0, respectively.

         Benefits are payable in the form of various annuity alternatives, including a joint and survivor option. For the Pension Plan year ended September 30, 1998, the highest permissible annual benefit under the Internal Revenue Code (the "Code") is $125,000.

         The following table shows the estimated annual benefits payable under the Pension Plan based on the respective employee's years of credited service and applicable average annual salary, as calculated under the Pension Plan. Benefits under the Pension Plan are not subject to offset for Social Security benefits.

                                        Years of Credited Service
                          ------------------------------------------------------
Salary                       15         20          25          30          35
------                       --         --          --          --          --
$ 50,000................  $12,000    $16,000     $20,000     $20,000     $20,000
  60,000................   14,400     19,200      24,000      24,000      24,000
  70,000................   16,800     22,400      28,000      28,000      28,000
  80,000................   19,200     25,600      32,000      32,000      32,000
  90,000................   21,600     28,800      36,000      36,000      36,000
 100,000................   24,000     32,000      40,000      40,000      40,000
 110,000................   26,400     35,200      44,000      44,000      44,000


         401(k) Savings Plan. The Bank has a tax-qualified defined contribution savings plan ("401(k) Plan") in place for the benefit of its employees. Employees become eligible to participate under the Plan after reaching age 21 and completing one year of service. Under the 401(k) Plan, employees may voluntarily elect to defer between 1% and 15% of compensation, not to exceed applicable limits under the Code (i.e., $10,000 in 1998). The Bank contributes a matching contribution of 25% of employee savings on the first 6% of an employee's salary.

         Benefits are payable upon termination of employment, retirement, death, disability or plan termination. Normal retirement age under the 401(k) Plan is age 65. Additionally, funds under the 401(k) Plan may be distributed upon application to the plan administrator upon severe financial hardship in accordance with uniform guidelines which comply with those specified by the Code. It is intended that the 401(k) Plan operate in compliance with the provisions of ERISA, and the requirements of Section 401(a) of the Code.

Certain Relationships and Related Transactions

         The Bank had no "interlocking" relationships existing on or after October 1, 1996 in which (i) any executive officer is a member of the Board of Directors/Trustees of another entity, one of whose executive officers is a member of the Bank's Board of Directors, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Bank's Board of Directors.

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features. Loans to executive officers and directors of the Bank and their affiliates amounted to $182,796, or .007% of the Bank's risk-based capital at September 30, 1998.

Performance Graph

         The following graph compares the cumulative total shareholder return of the Common Stock of the Company with that of (a) the total return index for domestic companies listed on the Nasdaq Stock Market and (b) the total return index for banks listed on the Nasdaq Stock Market. These total return indices of the Nasdaq Stock Market are computed by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 at the market close on September 30, 1995 and the reinvestment of dividends when paid. The Company's Common Stock began trading on the Nasdaq National Market on October 4, 1995. The graph provides comparisons at the end of the fiscal years of the Company.

         There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to future stock performance.


                               [GRAPHIC OMITTED]

                                                 10/4/95     9/30/96    9/30/97   9/30/98
                                                 -------     -------    -------   -------
CRSP Nasdaq US Index                              $100        $119        $163      $166
CRSP Nasdaq Bank Index                             100         128         213       211
Harrodsburg First Financial Bancorp, Inc.          100         142         135       131

--------------------------------------------------------------------------------
                PROPOSAL II - RATIFICATION OF INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

         Miller, Mayer, Sullivan & Stevens LLP was the Company's independent auditor for the 1998 fiscal year. The Board of Directors has approved the selection of Miller, Mayer, Sullivan & Stevens LLP as its auditor for the 1999 fiscal year, subject to ratification by the Company's stockholders. A representative of Miller, Mayer, Sullivan & Stevens LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

         Ratification of the appointment of the auditor requires the approval of a majority of the shares present and entitled to vote by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Miller, Mayer, Sullivan & Stevens LLP as the Company's auditor for the 1999 fiscal year.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

         The Company's 1998 Annual Report to Stockholders, including financial statements, will be mailed on or about December 22, 1998 to all stockholders of record as of the close of business on December 8, 1998. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 104 South Chiles Street, Harrodsburg, Kentucky 40330-1620, no later than August 24, 1999.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HARRODSBURG FIRST FINANCIAL BANCORP, INC., 104 SOUTH CHILES STREET, HARRODSBURG, KENTUCKY 40330-1620.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Debbie C. Roach
                                            ----------------------------------
                                                Debbie C. Roach
                                                Secretary

Harrodsburg, Kentucky
December 22, 1998

--------------------------------------------------------------------------------
                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620
                                 (606) 734-5452

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 25, 1999
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Harrodsburg First Financial Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the office of First Federal Savings Bank of Harrodsburg, 104 South Chiles Street, Harrodsburg, Kentucky, on January 25, 1999, at 2:00 p.m., local time, and at any and all adjournments thereof, in the following manner:

                                                                   FOR            WITHHELD
1.        The election as director of all nominees
          listed below:                                            |_|               |_|

          Elwood Burgin - three year term
          Wickliffe Asbury, Sr. - three year term
          W. Dudley Shryock - one year term

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

--------------------------------------------------------------------------------

                                                                                    FOR             AGAINST          ABSTAIN
2.        The ratification of the appointment of Miller, Mayer, Sullivan &
          Stevens LLP as independent auditors of Harrodsburg First Financial
          Bancorp, Inc., for the fiscal year ending September 30, 1999.             |_|               |_|              |_|

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" all of the above listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders, an Annual Report to Stockholders and a Proxy Statement dated December 22, 1998.



Dated: ___________________, 199__


----------------------------------          -----------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


----------------------------------          -----------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------